Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                                    Three Months
                                                                                    Ended May 31,
                                                                                  1999            1998
                                                                            ----------------- ----------------
                                                                           (Dollar amounts in thousands,
                                                                             except per share data)
Basic

   Net earnings applicable to common stock                                      $103,379           $90,754
                                                                            ================ =================


   Average shares outstanding                                                    112,751           110,127
                                                                            ================ =================

   Per share amount                                                                $0.92             $0.82
                                                                            ================ =================


Diluted

   Net earnings applicable to common stock                                      $103,379           $90,754
                                                                            ================ =================


   Average shares outstanding                                                    112,751           110,127
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the average market price.                                                     4,762             6,416
                                                                            ---------------- -----------------

         Total average shares                                                    117,513           116,543
                                                                            ================ =================

                                                                                   $0.88             $0.78
                                                                            ================ =================
   Per share amount


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